Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eric Boehnke, President, Director, and Principal Executive Officer of Huron Ventures, Inc. (the "Company"), hereby certify that, to the best of my knowledge and belief:

1. The Registration Statement of the Company, as filed with the Securities and Exchange Commission, (the" Registration Statement") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in the Registration Statement fairly presents, in all material respects, the financial condition and results of operations of the Company.

"Eric Boehnke"
Eric Boehnke
President, Chief Financial Officer, Secretary and Director
September 4, 2003